Exhibit 5.1

[Akerman Letterhead]

July 31, 2015

ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida  32963

Re:           Common Stock registered under Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to (1) our opinion dated May 1, 2015 and included as Exhibit 5.1 to the Registration Statement on Form S-3 ASR (Registration No. 333-203813) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2015 by ARMOUR Residential REIT, Inc. (the “Company”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and (2) the Company's prospectus supplement filed with the Commission on May 22, 2015 (the “Previous Prospectus Supplement”), pursuant to the requirements of the Securities Act. We are rendering this supplemental opinion in connection with the prospectus supplement dated July 31, 2015 (the “Successor Prospectus Supplement”).  On July 31, 2015, the Company completed a one-for-eight reverse stock split of its common stock (the “Reverse Stock Split”). Accordingly, the Successor Prospectus Supplement is being filed solely to proportionately reduce the number of shares of common stock covered by the Previous Prospectus Supplement. As a result, as of July 31, 2015, on a post-reverse split basis, the Successor Prospectus Supplement will cover a maximum of 3,062,500 shares (the “Shares”) of common stock.

The Successor Prospectus Supplement relates to the at-the-market offering by the Company of the Shares, which are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the Registration Statement and the Successor Prospectus Supplement.

We have acted as your counsel in connection with the preparation of the Registration Statement and the Successor Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we have considered necessary in order to enable us to render this opinion, including, but not limited to, (i) the Registration Statement, (ii) the Prospectus dated May 1, 2015 included with the Registration Statement (the “Prospectus”), (iii) the Successor Prospectus Supplement, (iv) the Company's Articles of Amendment and Restatement, (v) the Company's Amended and Restated By-laws, (vi) certain resolutions of the Board of Directors of the Company and of the Pricing Committee thereof, (vii) corporate records and instruments, (viii) a specimen certificate representing the Shares, and (ix) such laws and regulations as we have deemed necessary for the purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the authenticity of originals of such documents that have been presented to us as photostatic copies, and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Successor Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland and the federal securities laws of the Unites States of America, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you for your benefit in connection with the filing of the Successor Prospectus Supplement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.
We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Successor Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman LLP